UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Insignia Systems, Inc.

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6470 Sycamore Court North, Maple Grove, MN 55369

_______________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2008

TO THE SHAREHOLDERS OF INSIGNIA SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Wednesday, May 21, 2008 at 9:00 a.m., Central Time, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, for the following purposes:

1.	To elect six directors to serve for one year, and until their successors are elected;

2.	To approve the Senior Management Litigation Incentive Plan;

3.	To approve an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 1,875,000 to 2,375,000 shares;

4.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the current year;

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 26, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Scott F. Drill

Secretary

Maple Grove, Minnesota

April 9, 2008

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, EITHER BY INTERNET, BY PHONE, OR IF THE PROXY MATERIALS WERE MAILED TO YOU, BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.

_______________________________________

PROXY STATEMENT

___________________________________________________

This Proxy Statement is furnished to the shareholders of Insignia Systems, Inc. in connection with the Board of Directors’ solicitation of proxies to be voted at the annual meeting of shareholders to be held on May 21, 2008 or any adjournment thereof (the “Meeting”). The mailing of this Proxy Statement to shareholders commenced on or about April 9, 2008.

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company has provided shareholders with a Notice of Internet Availability of Proxy Materials that explains how shareholders can access the materials for the Meeting via the Internet. The Company’s principal offices are located at 6470 Sycamore Court North, Maple Grove, Minnesota 55369.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, proxies received from shareholders will be voted “for” the proposals set forth in the Notice of Meeting.

The Company has 15,590,097 shares of Common Stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on March 26, 2008 are entitled to vote at the meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, under Minnesota law, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Votes cast by proxy or in person at the Meeting will be tabulated at the Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM I

ELECTION OF DIRECTORS

Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has fixed the size of the Board of Directors to be elected at the Annual Meeting at six. The Nominating and Corporate Governance Committee has nominated six of the current members of the Board for re-election. All of the nominees have consented to serve if elected and all of the nominees are independent as that term is defined in the Nasdaq Listing Standards. If any nominee should be unable to serve, or becomes unavailable for any reason (which is not anticipated), the persons named in the proxies may vote for such other persons as determined by them in their discretion.

The names and ages of the nominees, their current positions with the Company, and the year each first became a director, are as follows:

Name and Age	Position	Director Since

Donald J. Kramer (75)	Chairman of the Board and Director	2002

Scott F. Drill (55)	President, Chief Executive Officer, Secretary and Director	1998

Peter V. Derycz (45)	Director	2006

Reid V. MacDonald (60)	Director	2007

W. Robert Ramsdell (67)	Director	1999

Gordon F. Stofer (61)	Director	1990

Business Experience

Donald J. Kramer was elected Chairman of the Board of Directors in March 2004 and has been a director since December 2002. Until 1996, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts. Mr. Kramer has been a director of numerous public and private companies over the course of his career.

Scott F. Drill has been President and Chief Executive Officer of the Company since February 24, 1998. From May 1996 to December 2002, he was also a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota. Mr. Drill co-founded Varitronic Systems, Inc. in 1983, and was its President and CEO until it was sold in 1996. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

Peter V. Derycz was appointed to the Board in January 2006. Mr. Derycz is currently the founding partner and President of Derycz Scientific, a marketing services conglomerate focused on content re-purposing tools and services, in Los Angeles, CA. From 2003 to 2004, he was CEO of the Puerto Luperon Company, a luxury resort real estate development company. From 1990 to 2003, he was President, Chairman and CEO of Infotrieve, Inc., a global provider of content management technology and information services. He has also served as an advisor to various organizations in the US, Europe and Australia. He holds nine Internet technology patents.

Reid V. MacDonald has been a director of the Company since May 2007. Since 1982, Mr. MacDonald has been President and CEO of Faribault Foods, Inc. and served in other capacities with Faribault Foods, Inc. since 1974. Faribault Foods, Inc. is a privately held processor and marketer of canned specialty products. Mr. MacDonald has served on numerous public and private company and non-profit boards over the course of his career, and is the outgoing Chairman of the Food Processors Association, and is on the Board and Executive Committee of the Grocery Manufacturer’s Association.

W. Robert Ramsdell has been a director of the Company since October 1999. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990. From 1973 until his retirement in 1990, Mr. Ramsdell was senior partner, director of research and office manager of Cantor Fitzgerald & Co. in Los Angeles, engaged in the institutional equity business. He has been a financial advisor to many companies including Occupational Urgent Care Systems (OUCH) and Preferred Voice.

Gordon F. Stofer has been a director of the Company since February 1990. Since 1980, Mr. Stofer has been the managing general partner of Cherry Tree Investments, Inc., a venture capital and investment banking firm located in Minneapolis, Minnesota. Mr. Stofer has been a director of numerous public and private companies over the past 30 years.

Compensation of Directors

Prior to 2003, the Company’s directors did not receive any fees for their service on the Board of Directors, other than reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. During 2007 outside directors received a fee of $10,000 per year and $1,000 for each Board meeting ($250 for each conference call meeting) that they attended. In addition, the Chair of each committee received $1,000 for each meeting of the committee, and members of the committee received $500 for each meeting of the committee that they attended. The 2003 Incentive Stock Option Plan provides for the grant to each non-employee director of a non-qualified option to purchase 10,000 shares of common stock at the time the director is first elected or appointed to the Board, and grants of non-qualified options for 5,000 shares each year that the director is re-elected. All grants have an exercise price equal to the closing market price on the date of grant.

Director Compensation

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Donald J. Kramer	$18,750	$30,412	$—	$—	$—	$49,162

Peter V. Derycz	$15,250	$6,588	$—	$—	$—	$21,838

Reid V. MacDonald	$13,500	$13,175	$—	$—	$—	$26,675

W. Robert Ramsdell	$14,750	$6,588	$—	$—	$—	$21,338

Gordon F. Stofer	$19,750	$6,588	$—	$—	$—	$26,338

Gary L. Vars (4)	$1,750	$—	$—	$—	$—	$1,750

____________________________

(1)	Scott F. Drill, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director.
(2)	Reflects annual board retainer, and fees for attending board and committee meetings earned during 2007.
(3)

Valuation is based on the stock-based compensation expense which the Company recognized during 2007 for financial statement purposes under FAS 123(R) for awards granted in 2007 and prior years utilizing assumptions discussed in Note 6 to the Company’s financial statements for the year ended December 31, 2007, but disregarding the estimate of forfeitures. The valuation in the table is equal to the grant date fair value for all directors except Mr. Kramer, for whom the grant date fair value was $35,893.

(4)

Gary L. Vars retired January 31, 2006, as an employee and executive officer of the Company and did not stand for election to the Board of Directors in May 2007. The Company entered into a Consulting Agreement with Mr. Vars, effective February 1, 2006, for a period of three years for a fee of $200,000 and a stock option grant to acquire 75,000 shares of common stock with an exercise price of $0.84, the market price of the stock on February 1, 2006. This agreement was approved by the Compensation Committee in December 2005. During 2007 the Company recognized $67,000 of expense related to the consulting fee which is not reflected in the table of Director Compensation.

The following table shows the aggregate number of shares underlying outstanding stock options held by the Company’s non-employee directors as of December 31, 2007.

Name	Shares Underlying Outstanding Stock Option Awards	Exercisable	Unexercisable

Donald J. Kramer	155,000	142,500	12,500

Peter V. Derycz	15,000	15,000	—

Reid V. MacDonald	10,000	10,000	—

W. Robert Ramsdell	40,000	40,000	—

Gordon F. Stofer	40,000	40,000	—

Meetings and Committees of the Board of Directors

The Board of Directors met nine times during 2007. Each director attended at least 75% of all meetings of the Board and committees of the Board on which he served. Directors are expected to attend substantially all of the meetings of the Board and the Committees on which they serve, except for good cause. Each director also attended the 2007 Annual Meeting of Shareholders. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee. The current members of the Audit Committee are Mr. Kramer, Mr. Derycz, Mr. Ramsdell and Mr. Stofer, each of whom is independent as that term is defined in the Nasdaq Listing Standards. Mr. Kramer has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by rules of the Securities and Exchange Commission (“SEC”). The Audit Committee provides independent objective oversight of the Company’s financial reporting system, reviews and evaluates significant matters relating to the audit and the internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors and approves additional services to be provided by the auditors. The Audit Committee also reviews and approves all related-party transactions. The Audit Committee operates pursuant to a written Charter that was most recently amended on February 19, 2004, and is available on the Company’s website at www.insigniasystems.com. The Committee met seven times during 2007. These meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent auditors. See the Report of the Audit Committee in this Proxy Statement.

Compensation Committee. The Compensation Committee currently consists of Mr. Stofer, Mr. Kramer and Mr. Ramsdell, all of whom are independent as that term is defined by the Nasdaq Listing Standards. Among other duties, the Compensation Committee reviews and approves the compensation of the Company’s officers, benefits policies, strategies and pay levels necessary to support corporate objectives. The Compensation Committee also approves option grants to employees. The Committee operates pursuant to a written Charter that was most recently amended on February 20, 2007, and is available on the Company’s website at www.insigniasystems.com. The Compensation Committee met five times during 2007. See the Report of the Compensation Committee in this Proxy Statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed in December 2002. The current members of the Committee are Mr. Stofer, Mr. Kramer, Mr. MacDonald and Mr. Ramsdell, each of whom is independent as that term is defined in the Nasdaq Listing Standards. The Committee operates pursuant to a written Charter that was most recently amended on February 19, 2004, and is available on the Company’s website at www.insigniasystems.com. Among other duties, the Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of shareholders. The Committee met one time in 2007.

The Nominating and Corporate Governance Committee Charter states that the Committee will evaluate candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, and such other criteria as the Committee deems relevant. The Committee will consider candidates recommended by the Board, management, shareholders, and others. The Charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates.

Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s Annual Meeting. Submittals should be in writing, addressed to the Committee at the Company’s headquarters.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board may direct that all of such communications be screened by an employee of the Company for relevance. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board of Directors has adopted a Code of Ethics to promote the highest honest and ethical conduct and compliance with laws, regulations and Company policies by the Company’s directors, officers, employees and contractors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF THE SIX NOMINEES.

ITEM II

APPROVAL OF SENIOR MANAGEMENT LITIGATION INCENTIVE PLAN

Purpose of the Plan

On March 25, 2008, the Company’s Board of Directors adopted the Senior Management Litigation Incentive Plan (“Plan”), subject to approval by the shareholders at the Annual Meeting. The purpose of the Plan is to encourage senior management to remain with the Company and use their best efforts to achieve favorable results for the Company in the litigation between the Company and News America Marketing In-Store, Inc. and Albertson’s, Inc. (“Litigation”). The Board believes that giving senior management the opportunity to earn incentive compensation if the Company achieves favorable results in the Litigation will motivate senior management to use their best efforts to achieve those results, which will benefit the Company and the shareholders.

Incentive compensation is payable under the Plan only if the Company receives a “Recovery” in the Litigation in excess of $10,000,000. The term “Recovery” is defined in the Plan as all cash payments received by the Company in the Litigation, minus any contingent attorney’s fees payable to any of the law firms representing the Company in the Litigation.

Establishment of the Plan does not require shareholder approval. However, because payments under the Plan could be significant and could affect the net profits of the Company, the Board wants to give the shareholders the opportunity to approve or reject the Plan. If the shareholders do not approve the Plan at the Annual Meeting, it will not become effective.

History of the Litigation

In August 2000, News America Marketing In-Store, Inc. (News America), brought suit against the Company in U.S. District Court in New York, New York. The case was settled in November 2002. The terms of the settlement agreement are confidential. The settlement did not impact the Company’s operating results.

In October 2003, News America again brought suit against the Company in U.S. District Court in New York, New York, alleging that the Company has engaged in deceptive acts and practices, has interfered with existing business relationships with retailers and prospective economic advantage, and has engaged in unfair competition. The suit sought unspecified damages and injunctive relief. In February 2007, the U.S. District Court in New York transferred this action to Minnesota where the claims became part of the lawsuit the Company filed against News America and Albertson’s Inc., and the New York action was subsequently dismissed.

On September 23, 2004, the Company brought suit against News America and Albertson’s Inc. in Federal District Court in Minneapolis, Minnesota, for violations of federal and state antitrust and false advertising laws, alleging that News America has acquired and maintained monopoly power through various wrongful acts designed to harm the Company in the in-store advertising and promotion products and services market. The suit seeks injunctive relief sufficient to prevent further antitrust injury and an award of treble damages to be determined at trial for the harm caused to the Company. On June 30, 2006, the Court denied the motions of News America and Albertson’s to dismiss the suit. On September 20, 2006, the State of Minnesota through its Attorney General intervened as a co-plaintiff in the business disparagement portion of the Minnesota case. In December 2006, News America filed counterclaims similar to the claims in its New York action against Insignia and one of its officers. Motions to dismiss the counterclaims were argued in June 2007, and on September 28, 2007, the Court denied the motions to dismiss the counterclaims. The parties are now engaged in pre-trial discovery. Pursuant to Court order, all discovery and pre-trial matters must be completed by December 2008. On February 4, 2008, the Court approved a Consent Decree entered into by News America and the State of Minnesota under which News America agreed to not violate Minnesota’s statutes prohibiting commercial disparagement.

Management believes that News America’s counterclaims are without merit. An evaluation of the likelihood of a favorable or unfavorable outcome, or an estimate of the potential recovery or liability of the Company, cannot be rendered at this time. If the Company is required to pay a significant amount in settlement or damages, that will have a material adverse effect on its operations and financial condition. In addition, a negative outcome of the Litigation could affect long-term competitive aspects of the Company’s business.

Administration of the Plan

The Plan will be administered by the Company’s Compensation Committee, which will have the authority to determine the eligibility of employees for benefits, to make allocations under the Plan, calculate amounts payable under the Plan, and construe and interpret the Plan. The members of the Compensation Committee are not eligible to receive benefits under the Plan.

Eligibility and Participation for the Plan

The employees eligible to participate in the Plan are members of senior management of the Company who are designated by the Compensation Committee as a participant. If a participant’s employment with the Company is terminated before a Recovery due to voluntary resignation or by the Company for cause, his or her participation in the Plan will automatically terminate. In the case of termination prior to Recovery because of death, disability or by the Company without cause, the Compensation Committee will determine whether the participant shall continue to participate in the Plan and at what level.

If a participant’s employment with the Company is terminated after a Recovery due to voluntary resignation or by the Company with cause, his or her right to receive any future payments under the Plan will automatically terminate. Termination of a participant’s employment after a Recovery for any other reason will not affect his or her right to continue as a participant in the Plan and receive payments.

Payments Under the Plan

The total amount payable to all participants under the Plan will be 5% of total Recoveries over $10,000,000. The Compensation Committee will allocate the 5% among the members of senior management after consultation with the Chief Executive Officer.

The Compensation Committee will calculate the amount payable to each participant as soon as administratively feasible after the Company first receives Recoveries over $10,000,000. The amount payable to each participant will be paid in four equal installments, with the first installment payable within 60 days after the calculation is completed, and the remaining three installments payable, without interest, on each of the three succeeding anniversaries of the first payment. The Board expects that making the payments in installments over three years will create a strong incentive for the participants to remain with the Company until all of their payments have been received, because participants must generally remain employed through the date of each payment to receive the payment.

Duration of Plan

The Plan will become effective on the date it is approved by the shareholders and will continue in effect until all Recoveries have been obtained and all amounts payable under the Plan have been paid in full, or until earlier terminated by the Board of Directors.

Amendment and Termination

The Plan may be amended by the Board of Directors at any time, except that no amendment may increase the maximum amount payable without shareholder approval. The Plan may also be terminated by the Board at any time. No amendment or termination can eliminate or reduce any amount then quantifiable and payable to any participant.

Binding Effect

The Plan is binding upon the successors and assigns of the Company. In addition, if the Company becomes a party to a transaction which results in resolution or termination of the Litigation without the payment of any Recovery to the Company, but at a time that the Company has reasonable prospects of receiving a Recovery, the Compensation Committee may take any action it deems necessary to pay benefits to the participants equivalent to the benefits the participants would have received if the Company had received the Recovery, and that are fair and reasonable under the circumstances.

Tax Treatment

Payments to participants will be considered compensation and taxable to the participants as ordinary income. The Company is entitled to deduct the payments as ordinary and necessary business expenses, except that no payment to any participant in any year in excess of $1,000,000 will be deductible.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PLAN.

ITEM III

AMENDMENT TO 2003 INCENTIVE STOCK OPTION PLAN

The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company’s 2003 Incentive Stock Option Plan (the “2003 Plan”). The amendment provides for an increase in the total number of shares available under the 2003 Plan from 1,875,000 shares to a total of 2,375,000 shares. On May 20, 2003, the shareholders approved the 2003 Plan to replace the 1990 Stock Plan (the “1990 Plan”). As of March 31, 2008, there were options outstanding to purchase 1,673,785 shares under the 2003 Plan.

The amendment to the 2003 Plan will enable the Company to grant awards as needed to attract, retain and motivate employees and other service providers. The 2003 Plan is intended to enhance the Company’s ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interest of key individuals with the interests of the Company’s shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long term success is dependent upon the Company’s ability to attract, retain and motivate highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

Summary of the Plan

The 2003 Plan provides for the granting of stock options to employees, non-employee directors, consultants and advisors. There are currently 108 employees and five non-employee directors who are eligible to receive options under the 2003 Plan. Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 1,875,000 shares of Common Stock had been issued or reserved for issuance under the 2003 Plan. Shares covered by expired or terminated stock options may be used for subsequent awards under the 2003 Plan.

The 2003 Plan is administered by the Compensation Committee, whose members are appointed by the Board. The Committee has the power to select recipients, make grants of stock options, and adopt regulations and procedures for the 2003 Plan. Non-employee directors receive automatic option grants for 10,000 shares in the year in which they are first appointed or elected to the Board, and option grants for 5,000 shares each year they are re-elected.

The 2003 Plan permits the grant of both stock options that qualify as “incentive stock options” under the Internal Revenue Code and options that do not so qualify (“non-qualified options”). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. Incentive stock options may only be granted to employees, and may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). On March 31, 2008, the closing sale price of the Common Stock was $2.57 per share. The 2003 Plan states that the maximum number of shares for which any person may be granted options in any year shall not exceed 100,000 shares.

Following an optionee’s death or disability, the optionee’s options may be exercised by the optionee (or the optionee’s legal representative) for a period of one year or until the expiration of the stated term of the option, whichever is less. If an optionee’s employment with the Company terminates for any other reason, the optionee’s options will remain exercisable for 90 days or until the expiration of the stated term, whichever is less, except if such optionee is terminated for conduct which is contrary to the best interest of the Company, or violates any written nondisclosure agreement, the optionee’s options will immediately terminate. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

The term of each option, which is fixed by the Committee at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Committee. The vesting of options will be accelerated upon a change in control of the Company.

Federal Income Tax Treatment

Generally the grant of either an incentive stock option or a non-qualified option under the 2003 Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases withhold the tax arising from the transaction. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his tax advisor as to his own particular circumstances and applicable laws and regulations.

Registration with the SEC

Upon approval of the amendment to the 2003 Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the issuance of the additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2003 PLAN.

ITEM IV

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While we are not required to do so, we are submitting the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2008, for ratification in order to ascertain the views of our shareholder on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection.       Grant Thornton has been the Company’s auditor since 2003. A representative of Grant Thornton is expected to be present at the Meeting, and will be given the opportunity to make a statement and will be available to answer appropriate questions.

Audit and Audit Related Fees

The following table shows the fees for services rendered by Grant Thornton for the years ended December 31, 2007 and 2006.

	2007	2006
Audit Fees(1)	$100,300	$104,000
Audit-Related Fees(2)	23,900	12,800
Tax Fees(3)	33,100	13,500
All Other Fees(4)	2,000	—
Total	$159,300	$130,300
_______________________
(1)

Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements,  reviews of quarterly financial statements, and filings of registration statements related to shares reserved for issuance under stock option plans.

(2)	Audit-related fees represent fees for the audit of the Company’s 401(k) plan and technical advice regarding the application of various accounting standards and principles.
(3)

Tax fees represent fees for the preparation of tax filings and technical advice regarding various tax issues including net operating loss carryforwards subject to the limitations of Internal Revenue Code Section 382 and various state sales and use tax consultation.

(4)	Other fees represent fees for internal control consultation.

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the services described above were pre-approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2007 audited financial statements with management and Grant Thornton LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditors the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Donald Kramer, Chairman	Peter V. Derycz	W. Robert Ramsdell	Gordon Stofer

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) operates pursuant to a Charter adopted by the Board of Directors on February 24, 2003 and amended on February 20, 2007. The Charter includes a mission statement which states that the Committee’s mission is to ensure that the Company’s executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company’s overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company’s industry; (3) to promote the Company’s pay-for-performance philosophy; and (4) to ensure that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the Chief Executive Officer and other key executives; (2) review the performance of the Chief Executive Officer; (3) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (4) act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (5) consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (6) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement. The Committee has, from time to time, retained Towers Perrin to advise it on compensation matters. The Committee also consults with the Chief Executive Officer on compensation issues regarding the other executive officers.

It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achieving the financial objectives of the Company. The primary elements of the executive compensation program are base salary, annual incentives, and long-term incentives.

Base Salary

Base salaries of the Company’s executive officers are intended to be competitive with the median base salaries paid by other corporations similar to the Company and to serve as a platform for performance-based (incentive) pay. Base salaries are determined for executive positions using compensation surveys, taking into account variables such as geography, job comparability, size of the company and nature of the business. In addition to base salary, executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as other employees.

Annual Incentives

In February 2008, the Committee approved the 2008 CEO Bonus Plan. Under the plan, the CEO is eligible to earn a bonus in 2008 equal to the sum of (a) 1% of total revenue from the Company’s POPSign business between $21.5 million and $26.5 million, for a maximum bonus of $50,000, plus (b) 3.75% of the Company’s gross margin for the POPSign business on POPSign revenue in excess of $26.5 million. The plan replaced similar plans which were in effect for 2007 and 2006.

In February 2008, the Committee also approved the 2008 Executive Incentive Plan. The employees eligible to participate in the plan are the Vice President of Finance, Senior Vice President of Marketing Services, Vice President of Operations, Vice President of Technology Development and Controller. Under the terms of the Plan, eligible employees may receive annual bonuses between 2% and 30% of base salary if the registrant achieves targets relating to Insignia POPS revenue and corporate net income. The plan replaces a similar plan which was in effect for 2007.

The Company believes these plans are consistent with its pay-for-performance compensation strategy.

Long-term Incentives

The 1990 Stock Plan and the 2003 Incentive Stock Option Plan, are the basis of the Company’s long-term incentive plans for executive officers and other key employees. The objective of the plans is to align executives’ long-term interests with those of the shareholders by creating a direct incentive for executives to increase shareholder value. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of five to ten years. The options generally vest and become exercisable over a period of up to three years following the date of grant. The award of option grants is consistent with the Company’s objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. The Committee granted options to the named executive officers on May 23, 2007 as shown in the Grants of Plan-Based Awards table.

The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees can contribute up to ten percent of their base pay per year to purchase shares of Common Stock. The shares are issued by the Company at a price per share equal to 85 percent of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

The Compensation Committee recommended and the Company’s Board of Directors adopted the Senior Management Litigation Incentive Plan, subject to approval by the shareholders at the Annual Meeting on May 21, 2008. The Committee and the Board believe the plan will motivate senior management to use their best efforts to achieve favorable results in the litigation between the Company and News America which will benefit the Company and its shareholders (see Item II).

Conclusion

The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for growth in earnings and shareholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our reviews and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Gordon Stofer, Chairman	Donald Kramer	W. Robert Ramsdell

SUMMARY COMPENSATION TABLE

The following table shows, for our Chief Executive Officer, our Chief Financial Officer and each of the other three executive officers, together referred to as our named executive officers, information concerning compensation earned for service in all capacities during the fiscal year ended December 31, 2007.

Name and Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3, 4)	All Other Compensation(5)	Total

Scott F. Drill	2007	$300,000	$—	$98,802	$25,886	$19,304	$443,992
President, Chief Executive	2006	275,000	—	54,794	42,187	17,971	389,952
Officer and Secretary

Justin W. Shireman	2007	$165,000	$—	$36,087	$16,765	$516	$218,368
Vice President of Finance, Chief	2006	140,000	—	23,964	—	464	164,428
Financial Officer and Treasurer

Scott J. Simcox	2007	$184,167	$—	$42,131	$19,306	$12,263	$257,867
Senior Vice President,	2006	160,175	—	25,232	—	12,326	197,733
Marketing Services

A. Thomas Lucas	2007	$153,333	$—	$33,337	$16,257	$516	$203,443
Senior Vice President, Operations	2006	135,500	—	21,380	—	472	157,352

Alan M. Jones	2007	$150,000	$—	$26,914	$—	$213,073	$389,987
Senior Vice President, CPG and Retail Sales	2006	135,000	—	5,778	—	228,434	369,212

____________________________

(1)

Only discretionary and guaranteed bonuses are disclosed in the Bonus column. Bonuses based upon the achievement of certain performance targets are reported in the Non-Equity Incentive Plan Compensation column.

(2)

Valuation is based on the stock-based compensation expense which the Company recognized during 2007 for financial statement purposes under FAS 123(R) for awards granted in 2007 and prior years utilizing assumptions discussed in Note 6 to the Company’s financial statements for the year ended December 31, 2007, but disregarding the estimate of forfeitures.

(3)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Drill under the 2007 CEO Bonus Plan and 2006 CEO Bonus Plan, and were based upon the achievement of certain revenue and gross margin performance targets.

(4)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Shireman, Mr. Simcox and Mr. Lucas under the 2007 Executive Incentive Plan and were based upon the achievement of certain revenue and corporate net income performance targets.

(5)

For Mr. Drill the amount represents car allowance, taxable medical reimbursements and premiums paid for group term life insurance. For Mr. Simcox the amount represents car allowance and premiums paid for group term life insurance. For Mr. Shireman and Mr. Lucas the amounts represent premiums paid for group term life insurance. For Mr. Jones the amounts represent premiums paid for group term life insurance and commissions earned based upon sales targets.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the 2007 grants of equity and non-equity plan-based awards to the named executive officers.

Name		Estimated Future Payouts, Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base price of Option Awards ($/Share)	Grant Date Fair Value Of Stock And Option Awards ($) (1)
	Grant Date	Threshold	Target	Maximum

Scott F. Drill	05/23/2007	N/A	N/A	N/A	100,000	$3.75	$166,107

Justin W. Shireman	05/23/2007	N/A	N/A	N/A	35,000	$3.75	$45,752
	02/20/2007	(2)	(2)	(2)	N/A	N/A	N/A

Scott J. Simcox	05/23/2007	N/A	N/A	N/A	45,000	$3.75	$58,824
	02/20/2007	(2)	(2)	(2)	N/A	N/A	N/A

A. Thomas Lucas	05/23/2007	N/A	N/A	N/A	35,000	$3.75	$45,752
	02/20/2007	(2)	(2)	(2)	N/A	N/A	N/A

Alan M. Jones	05/23/2007	N/A	N/A	N/A	45,000	$3.75	$58,824

___________________________

(1)

Valuation is based on the grant date fair value of those awards determined pursuant to FAS 123(R) utilizing assumption discussed in Note 6 to the Company’s financial statements for the year ended December 31, 2007. The actual compensation cost recognized by the Company during fiscal 2007 for these awards in addition to the cost of equity awards granted in prior years are listed in the “Option Awards” column of the Summary Compensation Table.

(2)

Represents amounts payable under the 2007 Executive Incentive Plan adopted February 20, 2007, whereby bonus may be earned in 2007 based upon revenue and net income targets per the below schedule. If the amounts of revenue and/or net income increase above the minimum amount for a tier, but do not reach the minimum amount for the next tier, the bonus percentages within such tier increase proportionately.

	POPS Revenue Based Bonus		Net Income Based Bonus
Bonus Tier	Minimum POPS Revenue	Bonus As A Percentage of Salary	Minimum Net Income	Bonus As A Percentage of Salary
Minimum Bonus	$19,500,000	3%	$2,700,000	3%
Full Bonus	$23,000,000	15%	$3,300,000	15%
Peak Bonus	$27,000,000	22.5%	$3,800,000	22.5%

Option Grant Policies

Options granted under the 2003 Incentive Stock Option Plan are granted at an exercise price determined by the Compensation Committee (the “Committee”) on the date of grant equal to the fair market value on the date of grant. No options have been granted under the 1990 Stock Option Plan since 2003. The Committee considers grants to key employees (including executives) annually at its meeting in conjunction with the annual shareholder meeting (typically May of each year) and quarterly during the year for grants to new employees and when indicated by circumstances. The Committee considers the impact of the release of material information proximal to the date of option grants prior to making grants.

POTENTIAL CHANGE IN CONTROL PAYMENTS

The following table presents the estimated total amounts that would be paid out to the named executive officers for a qualifying termination following a change in control (assuming a change in control occurred on December 31, 2007).

Name	Payment Amount

Scott F. Drill	$600,000

Justin W. Shireman	$330,000

Scott J. Simcox	$380,000

A. Thomas Lucas	$320,000

Alan M. Jones	$708,000

Messrs. Drill, Shireman, Simcox, Lucas and Jones have Change in Control Agreements with the Company which provide that, following a change in control of the Company, they will receive severance payments equal to two years’ salary (gross earnings for Mr. Jones) if they are terminated without cause, or if they voluntarily terminate for “good reason,” defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events. In addition, Mr. Drill’s agreement provides that he will receive his severance payment if he voluntarily terminates his employment for any reason following a hostile takeover of the Company. Benefits under the agreements are payable in a lump sum.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table sets forth certain information concerning equity awards to the named executive officers at December 31, 2007.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Scott F. Drill	05/17/2001	75,000	—	$ 7.87	05/17/2011
	05/22/2002	50,000	—	$ 9.30	05/22/2012
	05/20/2003	35,000	—	$ 5.80	05/20/2013
	05/20/2004	60,000	—	$ 1.31	05/20/2014
	05/18/2005	66,666	33,334	$ 0.96	05/18/2015
	05/16/2006	33,334	66,666	$ 1.19	05/16/2016
	05/23/2007	—	100,000	$ 3.75	05/23/2017

Justin W. Shireman	05/20/2003	10,000	—	$ 6.06	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	15,000	—	$ 1.31	05/20/2014
	05/18/2005	26,666	13,334	$ 0.96	05/18/2015
	12/01/2005	13,333	6,667	$ 0.58	12/01/2015
	05/16/2006	16,667	33,333	$ 1.19	05/16/2016
	05/23/2007	—	35,000	$ 3.75	05/23/2017

Scott J. Simcox	04/11/2000	10,000	—	$ 4.28	04/11/2010
	05/17/2001	10,000	—	$ 7.87	05/17/2011
	05/22/2002	10,000	—	$ 9.30	05/22/2012
	05/20/2003	7,500	—	$ 5.80	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	20,000	—	$ 1.31	05/20/2014
	05/18/2005	23,333	11,667	$ 0.96	05/18/2015
	05/16/2006	23,334	46,666	$ 1.19	05/16/2016
	05/23/2007	—	45,000	$ 3.75	05/23/2017

A. Thomas Lucas	04/11/2000	10,000	—	$ 4.28	04/11/2010
	05/17/2001	10,000	—	$ 7.87	05/17/2011
	05/22/2002	10,000	—	$ 9.30	05/22/2012
	05/20/2003	7,500	—	$ 5.80	05/20/2013
	02/19/2004	5,000	—	$ 1.95	02/19/2014
	05/20/2004	20,000	—	$ 1.31	05/20/2014
	05/18/2005	23,333	11,667	$ 0.96	05/18/2015
	05/16/2006	16,667	33,333	$ 1.19	05/16/2016
	05/23/2007	—	35,000	$ 3.75	05/23/2017

Alan M. Jones	04/11/2000	3,333	—	$ 4.28	04/11/2010
	02/19/2002	8,000	—	$ 8.40	02/19/2012
	02/19/2004	3,599	—	$ 1.95	02/19/2014
	05/16/2006	10,000	20,000	$ 1.19	05/16/2016
	05/23/2007	—	45,000	$ 3.75	05/23/2017

2007 OPTION EXERCISES

The following table sets forth certain information concerning options exercised by the named executive officers for the year ended December 31, 2007.

Option Awards
Name	Number Of Shares Acquired On Exercise	Value Realized On Exercise

Scott F. Drill	—	—

Justin W. Shireman	—	—

Scott J. Simcox	—	—

A. Thomas Lucas	—	—

Alan M. Jones	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007, for compensation plans under which securities may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,054,214	$3.81	230,645

Equity compensation plans not approved by security holders	—	—	—

Total	3,054,214	$3.81	230,645	(1)

(1)

Does not include 500,000 shares reserved for issuance under the 2003 Incentive Stock Option Plan, which are subject to shareholder approval at the Annual Meeting on May 21, 2008. See Item III. Also, does not reflect 39,914 shares issued January 2, 2008 from the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of January 31, 2008 (i) by persons known to the Company to hold 5% or more of such stock, (ii) each of the directors and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) by all current officers and directors and nominee for director as a group. Beneficial ownership includes shares available for purchase under options which are either currently exercisable or exercisable within 60 days after January 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares

5% Or Greater Shareholders
Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391	1,327,417 (1)	8.5%

W. Robert Ramsdell 6470 Sycamore Court North Maple Grove, MN 55369	961,550 (2)	6.2%

Potomac Capital Management, Inc. 825 Third Avenue, 33rd Floor New York, NY 10022	901,428 (3)	5.8%

Directors and Executive Officers
Scott F. Drill	606,154 (4)	3.8%

Donald J. Kramer	148,750 (5)	*

Scott J. Simcox	148,165 (6)	*

A. Thomas Lucas	133,026 (7)	*

Justin W. Shireman	86,666 (8)	*

Alan M. Jones	74,834 (9)	*

Gordon F. Stofer	43,162 (10)	*

Reid V. MacDonald	19,000 (11)	*

Peter V. Derycz	15,000 (12)	*

All current Directors and Officers as a Group (10 persons)	2,236,307 (13)	13.6%

___________________________

*	Indicates less than one percent.
(1)

Includes 927,417 shares held by Perkins Capital Management, Inc., as to which beneficial ownership is disclaimed, and 400,000 shares held by Perkins Discovery Fund, which is affiliated with Perkins Capital Management, Inc.

(2)	Includes 40,000 shares subject to options. Mr. Ramsdell is also a director.
(3)	Includes shares held by Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP.
(4)	Includes 320,000 shares subject to options, and 67,500 shares held in a family limited partnership.
(5)	Consists of 148,750 shares subject to options.

(6)	Includes 109,167 shares subject to options.
(7)	Includes 102,500 shares subject to options.
(8)	Consists of 86,666 shares subject to options.
(9)	Includes 24,932 shares subject to options.
(10)	Includes 40,000 shares subject to options.
(11)	Includes 10,000 shares subject to options, and 9,000 shares held jointly with wife.
(12)	Consists of 15,000 shares subject to options.
(13)	Includes 897,015 shares subject to options, 67,500 shares held in a family limited partnership of an officer and 9,000 shares held jointly by a current director with their spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission concerning their initial beneficial ownership and changes in beneficial ownership of Company securities. When the Company filed its 2006 Form 10-K on April 2, 2007, it determined that A. Thomas Lucas met the definition of an executive officer and should then begin reporting his beneficial ownership of Company securities. The initial beneficial ownership report for Mr. Lucas, which was due on April 12, 2007, was filed on April 18, 2007. To the Company’s knowledge, all other reports were filed in a timely manner for 2007.

OTHER BUSINESS

The Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company’s next meeting of Shareholders (for the year ending December 31, 2008) is expected to be held on or about May 21, 2009 and proxy materials in connection with that meeting are expected to be mailed on or about April 14, 2009. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before December 4, 2008.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 is being mailed to shareholders with this Proxy Statement.

By Order of the Board of Directors

Scott F. Drill

Secretary

APPENDIX A

INSIGNIA SYSTEMS, INC.

SENIOR MANAGEMENT LITIGATION INCENTIVE PLAN

1.         Purpose. The purpose of this Plan is to encourage senior management to remain with the Company, and motivate them to use their best efforts to achieve favorable results for the Company in the Litigation (as defined below), which will benefit the Company and all of its shareholders. This Plan shall be in addition to any other current plans or plans that are adopted in the future for senior management of the Company.

2.	Definitions.

a.

Litigation. “Litigation” means the case of Insignia Systems, Inc., et al., v. News America Marketing In-Store, Inc., and Albertsons, Inc., U.S. District Court, District of Minnesota, Case No. 04 4213, and any other case which is a successor or related to such case.

b.

Recovery. “Recovery” means: (a) all cash consideration received by the Company (by reason of an award or judgment in the Litigation, or any settlement or other disposition of the Litigation); minus (b) the contingent attorney’s fees payable to any of the law firms representing the Company in the Litigation. There may be more than one Recovery.

3.         Eligibility. The employees eligible to participate in the Plan are those members of senior management of the Company who are designated by the Compensation Committee as participants. In the case of termination of a participant’s employment with the Company due to voluntary resignation or by the Company for cause prior to the date of a ruling by the trial court awarding a Recovery or the execution of a settlement agreement providing for a Recovery, the participant’s participation in the Plan shall automatically terminate. For purposes of this Plan, “cause” is defined as any of the following by a participant: (a) conviction of a felony or gross misdemeanor; (b) fraud, embezzlement or other dishonesty in connection with the affairs of Employer; (c) material or repeated breach of any Company policy or procedure or any agreement between the Company and the participant; or (d) material or repeated failure to perform assigned duties in accordance with accepted professional standards. In the case of termination of a participant’s employment because of death, disability, or by the Company without cause, prior to the date of a ruling by the trial court awarding a Recovery or the execution of a settlement agreement providing for a Recovery, the Compensation Committee shall, within ninety (90) days of such termination, determine whether the participant shall continue to participate in the Plan and at what level.

4.         Duration of Plan. This Plan shall become effective when it is approved by the Board of Directors, and by the shareholders at an Annual or Special Meeting. The Plan shall continue until all Recoveries have been obtained and all amounts payable under the Plan have been paid in full.

5.         Administration. The Plan shall be administered by the Company’s Compensation Committee, which shall have the authority to make allocations under the Plan, construe and interpret the Plan, determine the eligibility of employees for benefits, and calculate amounts payable under the Plan.

6.         Amounts Payable. The total amount payable to all participants under the Plan shall be five percent of total Recoveries over $10,000,000. The Compensation Committee shall allocate the five percent among the participating members of senior management. The allocations shall be made by the Compensation Committee in its discretion after consultation with the Chief Executive Officer of the Company. Allocation to a participant shall not be reduced except in connection with termination of the participant’s employment with the Company as set forth in Section 3, or based on the vesting provision in Section 7. Benefits shall be paid to participants net of taxes and other legally required withholdings. Benefits paid under the Plan shall be in addition to any other compensation or benefits a participant may be entitled to receive.

7.         Vesting. A participant shall become one-third vested under the Plan on the date of a ruling by the trial court awarding a Recovery or the execution of a settlement agreement providing for a Recovery. A participant shall become fully vested in each payment payable under Section 8 after a Recovery only if the participant is employed on the date of each payment, or if the participant’s employment terminates as a result of death, disability or termination by the Company without cause. A participant whose employment terminates due to voluntary resignation after he is one-third vested shall receive one-third of his allocation of each payment made under Section 8 after his employment terminates, and no additional portion of any payment. A participant whose employment is terminated by the Company for cause at any time shall forfeit all of his rights to any payments under the Plan.

8.         Time and Manner of Payment. The Compensation Committee shall calculate the amount payable to each participant as soon as administratively feasible after the Company first receives Recoveries over $10,000,000. After the amount payable to each participant is calculated by the Compensation Committee, it shall be paid in four equal installments, with the first installment payable within 60 days after the calculation is completed, and the remaining three installments payable, without interest, on each of the three succeeding anniversaries of the first payment. If additional Recoveries are received by the Company during the period in which payments are being made to a participant, the participant’s vested allocation of the additional Recoveries shall be divided equally over his remaining payments.

A participant who is one-third vested must be employed on a payment date to become fully vested in the payment and to receive the entire payment, except that termination of a participant’s employment due to death, disability or by the Company without cause shall not affect a participant’s right to continue as a participant in the Plan and receive his entire allocation of each payment. After the death of a participant, any amount payable to the participant shall be paid to his heirs. If a participant’s employment with the Company is terminated due to voluntary resignation after he becomes one-third vested under Section 7, his right to receive any portion of any payment after his termination shall be limited to his vested percentage.

9.         Conduct of the Litigation. The Board of Directors shall have absolute discretion at all times to conduct the Litigation including, without limitation, to retain counsel on terms of its choosing, to make, approve, and refuse settlement and compromise offers, and to pursue Recoveries. Nothing herein gives any participant the right to participate directly in the Litigation (unless he is a party) or bring a cause of action based on the Company’s conduct of the Litigation (including, without limitation, a claim that Recovery was not maximized).

10.       Non-Assignability. A participant may not assign or transfer his right to payment under this Plan, except to his heirs in the event of his death, and a participant’s right to payment may not be attached by his creditors.

11.       No Continued Employment. Nothing contained in this Plan shall be construed as guaranteeing continued employment to any participant.

12.       Amendment and Termination. The Plan may be amended or terminated by the Board of Directors in its sole discretion. No such action shall eliminate or reduce any amount then quantifiable and payable to any participant.

13.       Binding Effect. This Plan is binding upon, and shall inure to the benefit of, the heirs, representatives, successors and assigns of the Company. If the Company becomes a party to a transaction which results in resolution or termination of the Litigation without the payment of any Recovery to the Company, but at a time that the Company has reasonable prospects of receiving a Recovery, the Compensation Committee may take any action it deems necessary to pay benefits to the participants equivalent to the benefits the participants would have received if the Company had received the Recovery, and that are fair and reasonable under the circumstances.

14.       Arbitration. Any controversy or claim arising out of or relating to this Plan will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in Minneapolis, Minnesota.

APPENDIX B

INSIGNIA SYSTEMS, INC.

2003 INCENTIVE STOCK OPTION PLAN

(Adopted by Board of Directors February 24, 2003)

(Approved by Shareholders on May 20, 2003)

(Amended through February 19, 2008)

1.          Purpose. The purpose of this Plan is to provide a means whereby Insignia Systems, Inc. (the “Company”), may be able, by granting options to purchase stock in the Company, to attract, retain and motivate capable and loyal employees, directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders. Both incentive stock options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), and nonqualified stock options which do not qualify for favorable tax treatment, may be granted under the Plan.

2.          Reservation of Shares. A total of 2,375,000 shares of the authorized but unissued shares of Common Stock of the Company, par value $.01 per share, is reserved for issue upon the exercise of options granted under the Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for additional options which may be issued to persons eligible under the Plan so long as it remains in effect. Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

3.          Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3. Each member of the Committee shall also be an “outside director” within the meaning of Code Section 162(m). The Committee shall have the full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. The Committee shall determine which persons shall be granted options hereunder, the number of shares for which each option shall be granted, the types of options to be granted, and any limitations on the exercise of options in addition to those imposed by this Plan. The Committee may also waive any restrictions on the exercise of outstanding options and approve amendments to outstanding options, provided there is no conflict with the terms of the Plan. The Committee shall apply such criteria as it deems appropriate in determining the persons to whom options are granted and the number of shares to be covered by each option.

4.          Eligibility. An option may be granted to any employee, director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted options in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company. The maximum number of shares for which any person may be granted options under the Plan in any year is limited to 100,000 shares.

5.          Option Grants To Outside Directors. Each outside director of the Company shall automatically be granted an option to purchase 10,000 shares of Common Stock on the date first appointed or elected as a director. Each outside director shall also automatically be granted an option to purchase 5,000 shares of Common Stock on (a) the date of each subsequent annual meeting of the shareholders, provided the outside director is either reelected or continues to serve as an outside director, or (b) the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders. In no event shall a director receive more than one grant in any fiscal year.

The period within which an option granted to an outside director must be exercised shall be the earlier of (a) ten years from the date of grant, or (b) 90 days after the director ceases to be a director for any reason. Options granted to outside directors shall be immediately exercisable in full when granted.

6.          Exercise Price. The per share exercise price for each option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any incentive stock option, and any option granted to an outside director, shall be not less than the fair market value of the Common Stock on the date the option is granted. In making such determination, the Committee shall rely on market quotations, if available, but if not available, upon independent appraisals of the stock or such other information deemed appropriate by the Committee.

7.          Changes in Present Stock. In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares and the option price of shares which are or may become subject to options granted or to be granted hereunder.

8.          Exercise of Option. Receipt by the Company of a written notice from an optionee, specifying the number of shares to be purchased, and accompanied by payment of the purchase price for such shares, shall constitute exercise of the option as to such shares. The date of receipt by the Company of such written notice shall be the date of exercise of the option. The Company may accept payment from a broker and, upon receipt of written instructions from the optionee, deliver the purchased shares to the broker.

9.          Option Agreement Provisions. Each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(a)

Payment. The full purchase price of the shares acquired upon exercise of an option shall be paid in cash, certified or cashier’s check, or in the form of Common Stock of the Company with a market value equal to the option exercise price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an option. In the event of a cashless exercise, the optionee shall surrender the option to the Company, and the Company shall issue the optionee the number of shares determined as follows:

X = Y (A-B) /A where:

X =	the number of shares to be issued to the optionee.

Y =	the number of shares with respect to which the option is being exercised.

A =	the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B =	the option exercise price.

(b)

Exercise Period. The period within which an option must be exercised shall be fixed by the Committee, and shall not exceed ten years from the date of grant for an incentive stock option. The Committee may provide that an option will vest and become exercisable upon the completion of specified periods of employment, or the attainment of specified performance goals. To the extent exercisable, an option may be exercised in whole or in part. Outstanding unvested options shall become immediately exercisable in full in the event the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(c)

Rights of Optionee Before Exercise. The holder of an option shall not have the rights of a shareholder with respect to the shares covered by his or her option until such shares have been issued to him or her upon exercise of the option.

(d)

No Rights to Continued Employment. Nothing in the Plan or in any Stock Option Agreement entered into pursuant hereto shall be construed to confer upon any optionee any right to continue in the employ of his or her employer or interfere in any way with the right of his or her employer to terminate his or her employment at any time.

(e)

Death of Optionee. Upon the death of an optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of the optionee’s death, by his or her executor or administrator or other person entitled by law to the optionee’s rights under the option, at any time within one year subsequent to the date of death. The option shall automatically expire one year after the optionee’s death to the extent not exercised.

(f)

Disability of Optionee. If an optionee is an employee of the Company or its subsidiaries, and if the optionee’s employment is terminated due to his or her disability, the optionee may, within one year of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire one year after such termination to the extent not exercised.

(g)

Other Termination of Employment. If an optionee is an employee of the Company or its subsidiaries, and if the optionee’s employment is terminated other than by death, disability, or conduct which is contrary to the best interests of his or her employer, the optionee may, within 90 days of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire 90 days after such termination to the extent not exercised. If the optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of his or her employer, or if the optionee violates any written nondisclosure agreement with his or her employer, as determined in either case by the optionee’s employer in its sole discretion, the unexercised portion of the optionee’s option shall automatically expire at that time. Inter-company transfers and approved leaves of absence for up to 90 days shall not be considered termination of employment.

(h)

Non-transferability of Option. No option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee. No option may be attached or subject to levy by an optionee’s creditors.

(i)	Date of Grant. The date on which the Committee approves the granting of an option shall be considered the date on which such option is granted.

10.	Additional Provisions for Incentive Stock Options.

(a)

Dollar Limit. Each option granted to an employee shall constitute an incentive stock option, provided that no more than $100,000 of such options (based upon the fair market value of the underlying shares as of the date of grant) can first become exercisable for any employee in any calendar year. To the extent an option grant exceeds the $100,000 limitation, it shall constitute a non-qualified stock option. Each Stock Option Agreement with an employee shall specify the extent to which it is an incentive and/or non-qualified stock option. For purposes of applying the $100,000 limitation, options granted under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation shall be included.

(b)

Ten Percent Shareholders. No incentive stock option shall be granted to any employee who at the time directly or indirectly owns more than 10 percent of the combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation, unless the exercise price is not less than 110 percent of the fair market value of such stock on the date of grant, and unless the option is not exercisable more than five years after the date of grant.

11.        Restrictions on Transfer. During any period in which the offering of the shares under the Plan is not registered under federal and state securities laws, an optionee shall agree in his or her option agreement that he or she is acquiring shares under the Plan for investment purposes, and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required.

Any restrictions upon shares acquired upon exercise of an option pursuant to the Plan and the Stock Option Agreement shall be binding upon the optionee, and his or her heirs, executors, and administrators. Any stock certificate issued under the Plan which is subject to restrictions shall be endorsed so as to refer to the restrictions on transfer imposed by the Plan, and by applicable securities laws.

12.       Withholding of Taxes. The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any option including, but not limited to, withholding a portion of the shares issuable on exercise of an option, or requiring the optionee to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

13.        Duration of Plan. The Plan shall terminate ten years after the date of its adoption by the Board of Directors, unless sooner terminated by issuance of all shares reserved for issuance hereunder, or by the Board of Directors pursuant to Section 13. No option shall be granted under the Plan after such termination date.

14.        Termination or Amendment of the Plan. The Board of Directors may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall previously have been granted, adversely affect the rights of such optionee under such option.

15.        Shareholder Approval. The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board. Options granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse if such approval is not granted. The Board shall also submit any amendments to the shareholders for approval if required by applicable law or regulation.

16.        Interpretation. The Plan shall be interpreted in accordance with Minnesota law.

Table of Contents

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 21, 2008
9:00 A.M. Central Time

MARRIOTT MINNEAPOLIS WEST
9960 Wayzata Boulevard
St. Louis Park, MN 55426

Insignia Systems, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 21, 2008

The shareholder(s) hereby appoint Scott F. Drill and Justin W. Shireman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Insignia Systems, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM Central Time on May 21, 2008 at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426, and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

6470 SYCAMORE COURT NORTH
ATTN: JOYCE KOBILKA
MAPLE GROVE, MN 55369

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Insignia Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Insignia Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INSGN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSIGNIA SYSTEMS, INC.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 AND 4.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
1.	ELECTION OF DIRECTORS				☐	☐	☐
Nominees:
	01) 02) 03)	Donald J. Kramer Scott F. Drill Peter V. Derycz	04) 05) 06)	Reid V. MacDonald W. Robert Ramsdell Gordon F. Stofer

Vote on Proposals									For	Against	Abstain

2.	To approve the Senior Management Litigation Incentive Plan.								☐	☐	☐

3.	To approve an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 1,875,000 to 2,375,000 shares.								☐	☐	☐

4.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the current year.								☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date			Signature (Joint Owners)	Date